UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

THE MARCUS CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

(414) 905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on October 13, 2010 (“Annual Meeting”). Set forth below is information regarding the results of the matters voted on by shareholders at the Annual Meeting:

(i) Election of ten directors to serve until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen H. Marcus	104,422,439	621,700	1,951,605
Gregory S. Marcus	104,422,184	621,955	1,951,605
Diane Marcus Gershowitz	104,415,047	629,093	1,951,605
Daniel F. McKeithan, Jr.	104,420,511	623,629	1,951,605
Allan H. Selig	101,721,494	3,322,646	1,951,605
Timothy E. Hoeksema	104,414,654	629,485	1,951,605
Bruce J. Olson	104,418,459	625,680	1,951,605
Philip L. Milstein	104,421,236	622,904	1,951,605
Bronson J. Haase	104,431,542	612,598	1,951,605
James D. Ericson	104,716,930	327,210	1,951,605

(ii) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending May 26, 2011: 106,570,699 votes in favor, 385,824 votes against and 39,221 votes abstaining, which appointment will continue to be treated by the Company as pertaining to the current fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: October 15, 2010	By	/S/ DOUGLAS A. NEIS
Douglas A. Neis
Chief Financial Officer and Treasurer

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